Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-101553, 333-107443, 333-115506 and 333-141355) pertaining to the 2002 Stock Incentive Plan, 2002 Employee Stock Purchase Plan, 2000 Stock Incentive Plan, Parthus Technologies 2000 Share Incentive Plan, Chicory Systems, Inc. 1999 Employee Stock Option /Stock Issuance Plan, and 2003 Director Stock Option Plan of CEVA Inc. (formerly ParthusCeva, Inc.) of our reports dated March 13, 2009, with respect to the consolidated financial statements and financial statement schedule of CEVA, Inc. and its subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2008 , and the effectiveness of internal control over financial reporting of CEVA, Inc. and its subsidiaries, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Tel-Aviv, Israel
July 29, 2009